Exhibit 10.13(19)

                                 ADDENDUM NO. 4

                                       to

                        QUOTA SHARE REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1ST 2000

                                     between

                         PAFCO GENERAL INSURANCE COMPANY
                        (hereafter called the "Company")

                                       and

                    NATIONAL UNION FIRE INSURANCE COMPANY OF
                                 PITTSBURGH, PA.
                       (hereafter called the "Reinsurer")


It is understood and agreed that this addendum amends addendum Number 3 and effective January 1st, 2002 the following articles or parts thereof are amended to read as follows.

ARTICLE  II                    TERM  AND  TERMINATION

The agreement commences at 12:01 a.m. Eastern Standard Time, January 1, 2000 and shall remain in force until 11:59 p.m. Eastern Standard Time, December 31, 2002. Either party may terminate effective on the first day of any calendar month with 20 days advance written notice. The Reinsurer shall remain liable for loss under reinsured policies effective prior to the termination date. However, in the event the Company fails to pay the Reinsurer on or before October 15, 2002 for the monthly account statements from January through September 2002 this addendum is cancelled ab initio and the agreement is terminated as of the expiration date heretofore applicable which is December 31, 2001.

ARTICLE  IV                    QUOTA  SHARE  PARTICIPATION

The aggregate quota share cession shall be at the option of the Company and subject to a maximum of 60% for the year 2002. However, the maximum cession will be limited to $10,000,000 of written premium. In the event the quota share percent selected by the Company produces more than $10,000,000 for the calendar year, the dollar amount of written premium ceded shall be reduced to $10,000,000. This limit can be increased by mutual agreement between the Reinsurer and the Company. The Company shall notify the Reinsurer prior to the last day of the calendar quarter of the quota share percent for that quarter. It is agreed that the cession for any one quarter, shall not exceed 40% of the total cession for the calendar year. In the event the declared percent cession for a calendar quarter produces premiums in excess of 40% of the premium ceded for the calendar year the cessions for that quarter shall be adjusted to the dollar amount that would equal 40% of the premium ceded for the year.

The Reinsurer's liability for aggregate losses, including allocated loss adjustment expenses (and unallocated loss adjustment expenses where applicable under REPORTS AND ACCOUNTING), shall be limited to 97% of earned premium ceded for all business from January 1st, 2002 to the calculation date.

ARTICLE  VI                    PREMIUM  AND  COMMISSION


The Company will pay the Reinsurer a premium equal to the pro rata share of premium applicable on all policies ceded.

The Reinsurer shall allow the Company a minimum and provisional ceding commissions of 18% on such premium. The actual ceding commission shall be the combined sum of Section A and Section B as specified below subject to a minimum of 18% and a maximum of 31% of the combined sum of ceded premiums. The actual commission shall be the commission ratio times the ceded premium determined as follows:

     Section  A:  97.000%  minus  actual  loss  ratio  equals  commission  ratio

     Section  B:  96.625%  minus  actual  loss  ratio  equals  commission  ratio

     The  above  ratio  shall  be  carried  to  three  decimal  places.

The adjustment, if any on Section A shall be done quarterly with a debit or credit to the Funds Withheld Balance. The first adjustment and payment for Section B shall be made within 90 days of March 31, 2004. Subsequent adjustments and payments shall be made within 90 days of all years subsequent to 2004 until all liabilities are finalized.

In the event the Section A or Section B commission ratio is less than 18% and the combined commission ratio is in excess of 18% the amount that would otherwise be debited to the Funds Withheld Balance shall be paid to the Reinsurer.


ARTICLE  VI-A                    INVESTMENT  ALLOWANCE

For  Section  B  business:

The Reinsurer will calculate a Notional Investment Allowance quarterly. The Investment Allowance shall equal the product of 24.75% of the one year US Treasury bill rate in effect on the first business day of each calendar quarter times the Average Daily Cash Balance. The Reinsurer will pay the Company the Investment Allowance within 90 days of March 31st, 2004 and subsequent balances, if any, within 90 days of each subsequent March 31st. Notwithstanding the foregoing, no payment is due in the event the Loss Ratio is in excess of 78.625%.

ARTICLE  VIII                    DEFINITIONS

Section A shall mean: All business effective prior to January 1, 2002 and loss liabilities on that business.

Section B shall mean: All business effective in 2002 and loss liabilities on that business.

Loss Ratio shall mean: Losses paid and outstanding (including IBNR as determined by the Reinsurer), and allocated loss adjustment expense divided by earned premium for the period being calculated.

Premium shall mean the premium charged the insured, net of return premium, however, uncollectable premium shall not be deemed a return premium.

Allocated loss adjustment expenses shall be as defined under statutory accounting practices.

Unallocated loss adjustment expenses shall be as defined under statutory accounting practices.

For  Section  A  business:

     Funds  withheld  balance  shall  mean:

          Previous  Funds  Withheld  Balance,  plus
          97% of ceded written premium, minus ceding commission, minus ceded paid losses (including allocated loss adjustment expenses), minus
          ceded  paid  unallocated  loss  adjustment  expenses,  if  applicable.


For  Section  B  business:

     Loss  fund  shall  mean  66%  of  the  paid  losses  for  the  prior month.

Average  Daily  Cash  Balance  shall  mean

     Cash  payments  received  by  the  Reinsurer,  plus
     Investment  Allowance  from  the  prior  quarter,  minus
     Cash  payments  paid  by  the  Reinsurer,  minus
     3.375%  of  the  total  premiums  reported


ARTICLE  IX                    REPORTS  AND  ACCOUNTING

For  business  effective  prior  to  2002:

Within 45 days after the end of each calendar quarter, the company shall furnish an account statement to the Reinsurer, for their share on the Business Covered including the following:

          1.  Written  premium-credit

          2.  Commission-debit

          3. Net losses (including allocated loss adjustment expenses) paid by the company-debit

          4. Reserve for outstanding losses including incurred but not reported (including allocated loss  adjustment  expenses).

          5.  Unearned  Premium

In the event the loss ratio is in excess of 85%, the Reinsurer shall be liable for unallocated loss adjustment expenses equal to 1% of earned premium for each Loss Ratio point in excess of 85%, however, not in excess of 6% of earned premium. When applicable, the coverage for unallocated loss adjustment expenses shall be included in the maximum limit of 97% of earned premium ceded referred to in QUOTA SHARE PARTICIPATION AND LIMIT. The forgoing shall be a combined account for all business effective in all calendar quarters plus the in-force business. The Company shall report this information separately for all business effective in each calendar quarter plus a report for the in-force business.

The Company will pay the Reinsurer 3% of the premium with the balance, if any, being held in a Funds Withheld Balance for subsequent payment of losses, commission adjustments and return premium. Amounts due the Company shall be withdrawn from the Funds Withheld Balance and if the Funds Withheld Balance is negative, the Reinsurer shall pay the amount due.

For  all  business  effective  in  2002:

Within 20 days after the end of each calendar month, the company shall furnish an account statement to the Reinsurer, for their share on the Business Covered including the following:

1.     Written  premiums

2.     Earned  premiums-credit*

          3.  Commission-debit  (Provisional  commission 18% of earned premiums)

          4. Net losses (including allocated loss adjustment expenses) paid by the Company-debit

          5.  Change  in  Loss  Fund-credit  or  debit

          6.  Reserve for outstanding losses including incurred but not reported
(including  allocated               loss  adjustment  expenses).

          7.  Unearned  Premium

          *  Written  premiums  minus  change  in  Unearned  Premium

In the event the Loss Ratio is in excess of 85%, the Reinsurer shall be liable for unallocated loss adjustment expenses equal to 1% of earned premium for each Loss Ratio point in excess of 85%, however, not in excess of 6% of earned premium. When applicable, the coverage for unallocated loss adjustment expenses shall be included in the maximum limit of 97% of earned premium ceded referred to in QUOTA SHARE PARTICPATION AND LIMIT.

The forgoing shall be a combined account for all business ceded in all calendar months. The Company shall provide a separate report for paid and outstanding losses for each accident month (ie. all losses with dates of loss in a calendar month).

The Company shall pay any credit balance with the account statement. The Reinsurer shall pay any debit balance within 30 days of receipt of the account statement.


IN WITNESS WHEREOF: the parties hereto have caused this Agreement to be executed by their authorized representatives:


In:__________________________________this_________day  of__________________2002


                         PAFCO GENERAL INSURANCE COMPANY


By:___________________________________Title:_____________________________


And  in:______________________________this__________day of__________________2002


             NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA


By:___________________________________Title:____________________________